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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2002

TRIPATH TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31081 (Commission File Number)	77-0407364 (IRS Employer Identification No.)
3900 Freedom Circle Santa Clara, California 95054 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (408) 567-3000
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 24, 2002, Tripath Technology, Inc. ("Tripath") completed a financing in which it raised $21 million through a private placement of Series A Preferred Stock, at $30 per share. The funds will be used to implement Tripath's business strategy and advance the introduction of new products in the audio, DSL, and wireless markets. A copy of the press release announcing the completion of the financing is attached as Exhibit 99.1 and is incorporated herein by reference.

        The funds were raised through the sale of Tripath non-voting Series A Preferred Stock to a group of institutional investors. The placement agent for the sale was Emerging Growth Equities, LTD. Upon stockholder approval, each share of Series A Preferred Stock will convert into 20 shares of Common Stock (or an effective Common Stock price of $1.50 per share), subject to adjustment for stock splits, dividends and the like. Investors also received warrants to purchase up to an additional 20 percent of shares of Series A Preferred Stock. The warrants have a term of three years and an exercise price equal to $39.00 per share (or an effective Common Stock exercise price of $1.95 per share), a 30 percent premium to the $1.50 purchase price. The warrants are callable by Tripath if the common stock trades at $5.85 per share for a period of 20 out of 30 trading days.

        Tripath intends to solicit stockholder approval to the conversion of the Series A Preferred Stock by filing a proxy statement with the Securities & Exchange Commission as soon as practicable. If Tripath does not obtain stockholder approval within certain specified time frames, the investors will have the right to require Tripath to redeem the Series A Preferred Stock at the original purchase price plus 3% annual interest. In addition, in connection with the financing, Tripath will file a registration statement on Form S-3 covering the resale of shares of Tripath's common stock issuable upon the conversion of the preferred stock and upon exercise of the warrants.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired.

      Not applicable.

  (b)
  Pro forma financial information.

      Not applicable.

  (c)
  Exhibits.

Exhibit No.	Description
3.3	Certificate of Designation of Preferences and Rights of the Series A Preferred Stock.
4.1	Registration Rights Agreement dated January 24, 2002 by and among Tripath and the Investors.
10.8	Securities Purchase Agreement dated as of January 22, 2002 by and among Tripath and the Purchasers.
10.9	Form of Certificate for Warrants.
99.1	Press release dated January 25, 2002 announcing the financing.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPATH TECHNOLOGY, INC.
Date: January 30, 2002	By:	/s/ JOHN J. DIPIETRO John J. DiPietro Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.3	Certificate of Designation of Preferences and Rights of the Series A Preferred Stock.
4.1	Registration Rights Agreement dated January 24, 2002 by and among Tripath and the Investors.
10.8	Securities Purchase Agreement dated as of January 22, 2002 by and among Tripath and the Purchasers.
10.9	Form of Certificate for Warrants.
99.1	Press release dated January 25, 2002 announcing the financing.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX